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                                 EXHIBIT 2.(a)

            AGREEMENT AND PLAN OF REORGANIZATION DATED JUNE 4, 1996 BY AND AMONG COLONY BANKCORP, INC., BROXTON STATE BANK AND BROXTON INTERIM, INC., WHICH AGREEMENT IS INCLUDED AS APPENDIX "B" TO THE PROXY STATEMENT INCLUDED IN THIS
                            REGISTRATION STATEMENT